Exhibit 24.1

Power of Attorney

March 16, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

This letter confirms that each and any of Richard J. Birns, Thomas X. Fritsch, Andrew S. McLelland, and Daniel A. Grossman is authorized and designated to sign all securities related filings with the Securities and Exchange Commission, including Forms 3, 4 and 5, on my behalf and on behalf of each entity for which I may sign such filings.  This authorization and designation shall be valid until either revoked in writing by the undersigned or until three years from the date of this letter.

Very truly yours,

/s/ Steven R. Becker
Steven R. Becker

Exhibit 24.2

Power of Attorney

March 16, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

This letter confirms that each and any of Richard J. Birns, Thomas X. Fritsch, Andrew S. McLelland, and Daniel A. Grossman is authorized and designated to sign all securities related filings with the Securities and Exchange Commission, including Forms 3, 4 and 5, on my behalf and on behalf of each entity for which I may sign such filings.  This authorization and designation shall be valid until either revoked in writing by the undersigned or until three years from the date of this letter.

Very truly yours,

/s/ Matthew A. Drapkin
Matthew A. Drapkin